Exhibit 10.48

BIG FLOWER HOLDINGS, INC.

1999 EQUITY AWARD PLAN

ARTICLE I

PURPOSE

The purpose of this Big Flower Holdings, Inc. 1999 Equity Award Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer employees, consultants and non-employee directors of the Company and its Affiliates who are in a position to contribute materially to the long-term success of the Company, stock-based incentives and other equity interests in the Company, in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XVI.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1   “Affiliate” shall mean each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any other corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

2.2   “Award” shall mean any award under this Plan of any (i) Stock Option, (ii) Stock Appreciation Right, (iii) Restricted Stock, (iv) Performance Share, (v) Performance Unit or (vi) Other Stock-Based Award.

2.3   “Award Agreement” shall mean the written agreement, as approved by the Committee, entered into between a Participant and the Company setting forth the terms and conditions of an Award hereunder.

2.4   “Board” shall mean the Board of Directors of the Company.

2.5   “Cause” shall mean, with respect to a Participant’s Termination of Employment or Termination of Consultancy, termination due to a Participant’s insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind or the refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity, in each case, as determined by the Committee in good faith. Notwithstanding the foregoing, in the event there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time in question that defines “cause” (or words of like import), Cause shall have the meaning ascribed to it under such agreement, as such agreement shall provide at the time in question; provided, however, that with regard to any agreement that conditions “cause” on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Non-Employee Director’s Termination of Directorship, “cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable Delaware law, as in effect at the time in question, as determined by the Board in good faith.

2.6   “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

2.7   “Committee” shall mean: (i) with respect to the application of this Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board; and (ii) with respect to the application of this Plan to Non-Employee Directors, the Board. If and to the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

2.8   “Common Stock” shall mean the common stock, $.01 par value per share, of the Company.

2.9   “Company” shall mean Big Flower Holdings, Inc., a Delaware corporation, and its successors and assigns.

2.10   “Consultant” shall mean any individual who is engaged to perform services for the Company and/or its Affiliates other than as an employee or director of the Company or any Affiliate.

2.11   “Disability” shall mean the inability of a Participant to perform substantially the Participant’s duties and responsibilities to the Company or any Affiliate by reason of a physical or mental disability or infirmity for a continuous period of three months. The date of such Disability shall be the earlier of (i) last day of such three-month period or (ii) the day on which the Participant submits, or causes to be submitted, to the Committee any medical evidence of such Disability reasonably satisfactory to the Committee. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Disability shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code.

2.12   “Effective Date” shall mean the effective date of this Plan as defined in Article XVI.

2.13   “Eligible Employee” shall mean an employee of the Company or an Affiliate who is eligible for Awards under the Plan, which eligibility shall be conclusively determined by the Committee.

2.14   “Fair Market Value” shall mean as of any given date, unless otherwise required by any provision of the Code or regulations issued thereunder, fair market value as determined in good faith by the Committee.

2.15   “Incentive Stock Option” shall mean any Stock Option awarded under the Plan intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16   “Limited Stock Appreciation Right” shall mean an Award of a limited Tandem Stock Appreciation Right or a limited Non-Tandem Stock Appreciation Right made pursuant to Section 7.5 of this Plan.

2.17   “Management Subscription Agreement” shall mean the Management Subscription Agreement, dated as of November            , 1999, by and among the Company, Thomas H. Lee Equity Fund IV, L.P. and an Eligible Employee, if any.

2.18 “Non-Employee Director” shall mean a director of the Company who is not an active employee of the Company or an Affiliate.

2.19   “Non-Qualified Stock Option” shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.20   “Non-Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right entitling a Participant to receive an amount in cash or Common Stock (as determined by the Committee in its sole discretion) equal to the excess of (i) the Fair Market Value of a share of Common Stock as of the date such right is exercised, over (ii) the aggregate exercise price of such right.

2.21   “Other Stock-Based Award” shall mean an Award of Common Stock and other Awards made pursuant to Article XI that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to performance of an Affiliate.

2.22   “Parent” shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.23   “Participant” shall mean any Eligible Employee, Consultant or Non-Employee Director to whom an Award has been made under this Plan; provided, however, that a Non-Employee Director shall be a Participant for purposes of the Plan solely with respect to awards of Stock Options pursuant to Section 6.2(b) hereof.

2.24   “Performance Cycle” shall have the meaning set forth in Section 10.1.

2.25   “Performance Period” Shall have meaning set forth in Section 9.1.

2.26   “Performance Share” shall mean an Award made pursuant to Article IX of this Plan of the right to receive shares of Common Stock or, as determined by the Committee in its sole discretion, cash of an equivalent value at the end of the Performance Period or thereafter.

2.27   “Performance Unit” shall mean an Award made pursuant to Article X of this Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock (or a combination of both) as determined by the Committee in its sole discretion, at the end of a specified Performance Cycle or thereafter.

2.28   “Plan” shall mean this Big Flower Holdings, Inc. 1999 Equity Award Plan, as amended from time to time.

2.29   “Reference Stock Option” shall have the meaning set forth in Section 7.1 hereof.

2.30   “Restricted Stock” shall mean shares of Common Stock issued pursuant to Article VIII hereof.

2.31   “Restriction Period” shall mean the period set forth in Section 8.3(a) with respect to Restricted Stock.

2.32   “Retained Share Agreement” shall mean the Retained Share Agreement, dated as of November            , 1999, by and among the Company, Thomas H. Lee Equity Fund IV, L.P. and an Eligible Employee, if any.

2.33   “Retirement” shall mean a Termination of Employment or Termination of Consultancy without Cause by a Participant at or after age 65 or such earlier date after age fifty-five (55) as may be approved by the Committee without regard to whether the termination is treated as a “retirement” for any other purposes. With respect to a Participant’s Termination of Directorship, Retirement shall mean the failure to stand for reelection or the failure to be reelected at or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 50.

2.34   “Securities Act” shall mean the Securities Act of 1933, as amended. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.35   “Stock Appreciation Right” or “SAR” shall mean the right pursuant to an Award granted under Article VII hereof.

2.36   “Stock Option” shall mean any option to purchase shares of Common Stock granted to a Participant under Article VI hereof.

2.37   “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.38   “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right entitling the holder to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash or Common Stock (as determined by the Committee in its sole discretion) equal to the excess of (i) the Fair Market Value, on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock subject to such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.39   “Ten Percent Stockholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.40   “Termination of Consultancy” shall mean the termination of a Consultant’s consultancy assignment with the Company and all Affiliates. In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Consultancy of any individual who is not otherwise a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.

2.41   “Termination of Directorship” shall mean the termination of a Non-Employee Director’s term as director of the Company.

2.42   “Termination of Employment,” except as provided in the next sentence, shall mean (i) a termination of a Participant’s employment with the Company and all Affiliates for any reason (including death, Disability or Retirement) other than a military or personal leave of absence granted by the Company or any Affiliate) or (ii) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant thereupon is or becomes employed by the Company or another Affiliate. The Committee may otherwise define Termination of Employment in an Award Agreement or, if no rights of the Participant are reduced, may otherwise define Termination of Employment thereafter, including, but not limited to, defining Termination of Employment with regard to entities controlling, under common control with or controlled by the Company rather than just the Company and its Affiliates and/or entities that provide substantial services to the Company or its Affiliates to which the Participant has transferred directly from the Company or its Affiliates at the request of the Company.

2.43   “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

ARTICLE III

ADMINISTRATION

3.1   The Committee. The Plan shall be administered and interpreted by the Committee.

3.2   Grants of Awards. The Committee shall have full authority to grant pursuant to the terms of this Plan, Awards to Eligible Employees, Consultants and Non-Employee Directors and to otherwise administer the Plan. All Awards shall be granted by, confirmed by, and subject to the terms of an Award Agreement. The Committee’s authority shall include the ability:

(a)   to determine the eligibility of any individual for participation in the Plan and to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)   to determine whether and to what extent Awards, including any combination of two or more Awards, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)   to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)   to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)   to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d);

(f)   to determine whether, to what extent and under what circumstances to provide loans (that shall bear interest at the rate the Committee shall provide) to Eligible Employees. Consultants and Non-Employee Directors in order to exercise Stock Options or to purchase Awards under this Plan (including shares of Common Stock);

(g)   to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option or whether a Stock Appreciation Right is a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right;

(h)   to prohibit an Eligible Employee or Consultant, as a condition of the granting of any Award, from selling or otherwise disposing of shares of Common Stock acquired pursuant to the exercise of an Stock Option or any other Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Stock Option or Award;

(i)   to modify, extend or renew an Award, subject to Article XIII herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Award may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; and

(j)   to offer to buy out, cancel or otherwise redeem a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made.

3.3   Guidelines. Subject to Article XIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States of America to comply with applicable tax and securities laws.

3.4   Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5   Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6   Procedures. If the Committee is appointed, the Board may designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places, including, without limitation, by telephone conference or by written consent, as the Committee shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the
By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee may keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.7   Designation of Consultants/Liability.

(a)   The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to officers to execute agreements or other documents on behalf of the Committee.

(b)   The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law, the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1   Share Limitation.

General Limitation. The aggregate number of shares of Common Stock that may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 10,000,000 shares of Common Stock (subject to adjustment pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. To the extent that an Incentive Stock Option is disqualified and no longer an Incentive Stock Option, the number of shares of Common Stock underlying the Stock Option shall continue to count against the aggregate limit of 10,000,000 shares of Common Stock set forth herein. If any Stock Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or, the Company repurchases any Stock Option, the number of shares of Common Stock underlying such unexercised or repurchased Stock Option or any unexercised Stock Appreciation Right shall again be available for the purposes of Awards under this Plan. If any shares of Restricted Stock, Performance Shares. Performance Units or Other Stock-Based Awards awarded under this Plan are forfeited or repurchased by the Company for any reason, the number of forfeited or repurchased shares of Restricted Stock, Performance Shares, Performance Units or Other Stock-Based Awards shall again be available for the purposes of Awards under this Plan. A Tandem Stock Appreciation Right or a Limited Stock Appreciation Right that is granted in tandem with a Stock Option, shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. In determining the number of shares of Common Stock available for Awards other than Awards of Incentive Stock Options, if Common Stock has been exchanged by a Participant as full or partial payment to the Company, or for withholding, in connection with the exercise of a Stock Option or the number shares of Common Stock otherwise deliverable has been reduced for withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available for purposes of Awards under this Plan.

4.2   Changes.

(a)   The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of the assets or business of the Company or any Affiliate or any other corporate act or proceeding.

(b)   In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business or the capital structure of any business of any Affiliate or a change in control of the Company, as determined by the Committee, and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, then the aggregate number and kind of shares which may be issued under Section 4.1 of the Plan, the number and kind of shares or other property (including cash) subject to outstanding Awards under the Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor.

(c)   Fractional shares of Common Stock resulting from any adjustment to Awards pursuant to this Section 4 shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions lees than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

4.3   Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1   Eligible Employees and Consultants. All Eligible Employees and Consultants and prospective employees of and consultants to the Company and its Affiliates shall be eligible to be granted Awards under this Plan; provided, however, that only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) shall be eligible for the grant of Incentive Stock Options. The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an Eligible Employee or Consultant.

5.2   Non-employee Directors. Non-employee Directors are only eligible to receive Non-Qualified Stock Options in accordance with Section 6.2(b) of the Plan.

5.3   Committee Determination. Eligibility for the giant of an Award and actual participation in this Plan shall be determined by the Committee, in its sole discretion.

ARTICLE VI

STOCK OPTIONS

6.1   Stock Options. Stock Options granted hereunder shall be either (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option.

6.2   Grants. (a) The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant one or more Non-Qualified Stock Options (with or without Stock Appreciation Rights). Notwithstanding any other provision of this Plan or any provision in an Award Agreement to the contrary, any Stock Option granted to an Eligible Employee of an Affiliate that is not a Parent or a Subsidiary shall be a Non-Qualified Stock Option.

(b)   The Committee shall have the authority to grant any Non-employee Director one or more Non-Qualified Stock Options.

6.3   Terms of Options. Stock Options granted under this Article VI, shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)                                          Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock at the time of grant.

(b)                                         Stock Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted; and further provided that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

(c)                                          Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)   Method of Exercise. Subject to any limitations on the exercisability of a Stock Option under subsection (c) above, Stock Options may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or by check, bank draft or money order payable to the order of the Company or in such other form as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant for a period of at least 6 months, and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)   Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Stock Options shall be treated as Stock Options that are not Incentive Stock Options. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f)   Buy Out and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(g)   Form, Modification, Extension and Renewal of Stock Options, Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by an Award Agreement and the Committee may (i) modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his consent), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(h)   Other Terms and Conditions.  Stock Options may contain such other provisions. which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1   Tandem Stock Appreciation Rights.   Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted to an Eligible Employee or Consultant under this Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option.

7.2   Terms and Conditions of Tandem Stock Appreciation Rights.   Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Article XII hereof and the following:

(a)   Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except mat, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be terminated until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b)   Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI and this Article VII.

(c)   Method of Exercise. A Tandem Stock Appreciation Right may be exercised by a Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(d)   Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the Reference Stock Option, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(e)   Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of this Plan on the number of shares of Common Stock to be issued under this Plan.

7.3   Non-Tandem Stock Appreciation Rights. Grants of Non-Tandem Stock Appreciation Rights shall be made without reference to any Stock Option granted under this Plan.

7.4   Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article XII hereof and the following:

(a)   Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.

(b)   Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its sole discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which rights may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(c)   Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time and from time to time during its term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(d)   Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at the time of grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

7.5   Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of an event or events as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash or Common Stock, (as determined by the Committee at the time of grant, or thereafter if no rights of a Participant are reduced) an amount equal to the amount (i) set forth in Section 7.2(d) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(d) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

ARTICLE VIII

RESTRICTED STOCK

8.1   Awards of Restricted Stock. Shares of Restricted Stock may be issued to Eligible Employees or Consultants either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees and Consultants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, subject to Section 8.2, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

8.2   Awards and Certificates. An Eligible Employee or Consultant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered to the Company a fully executed copy of the applicable Award Agreement relating thereto and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)   Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee, provided that any such purchase price may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)   Acceptance. Awards of Restricted Stock must be accepted within a period of 90 days (or such shorter period as the Committee may specify at grant) after the Award date by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)   Legend. Each Participant receiving shares of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear (i) the legend set forth in Section 4.5(a) of the Management Subscription Agreement and/or Section 4.4 of the Retained Share Agreement, to the extent that the Participant is a party to either such agreement and (ii) an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Big Flower Holdings Inc. (the “Company”) 1999 Stock Equity Award Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated     .. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition to the grant of such Award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3   Restrictions and Conditions on Restricted Stock Awards. Shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article XII hereto and the following restrictions and conditions:

(a)   Restriction Period; Vesting and Acceleration of Vesting. (i) Shares of Restricted Stock awarded under this Plan (x) shall vest in accordance with the terms and conditions determined by the Committee in is sole discretion (including, without limitation, any service or performance goal criteria) and (y) may not be Transferred during the period or periods set by the Committee (the “Restriction Period”). The Committee may, in its sole discretion, (x) provide for the lapse of any restrictions under this Plan or an Award Agreement in installments (in whole or in part), (y) accelerate the vesting of all or any part of any Restricted Stock Award and/or (z) waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)   Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the performance goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)   Rights as Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)   Lapse of Restrictions, Any stock certificates representing shares of Restricted Stock awarded hereunder that (i) have not been forfeited and (ii) have not previously been delivered to a Participant shall be delivered to the Participant upon the expiration of any applicable Restriction Period. All legends shall be removed from said certificates at the expiration of the Restriction Period except as may otherwise be required under an applicable Management Subscription Agreement and/ or Retained Share Agreement or by applicable law.

ARTICLE IX

PERFORMANCE SHARES

9.1   Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall, in its sole discretion, determine the Eligible Employees and Consultants to whom and the time or times at which such Performance Shares shall be awarded, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s right to Performance Shares will be vested and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Each Performance Share awarded shall be referenced to one share of Common Stock. Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share Award upon the attainment of objective performance goals established pursuant to Section 9.2(c) below and such other non-performance based factors or criteria as the Committee may determine in its sole discretion.

9.2   Terms and Conditions. A Participant selected to receive Performance Shares shall not have any rights with respect to such shares, unless and until such Participant has delivered a fully executed copy of a Performance Share Award Agreement evidencing the Award to the Company and has otherwise complied with the following terms and conditions:

(a)   Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b)   Payment.  Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Participant, in an amount equal to such Participant’s earned Performance Share Award. Notwithstanding the foregoing, except as may be set forth in the Award Agreement covering the Award, the Committee may, in its sole discretion, award an amount less than the earned Performance Share Award and/or subject the payment of all or part of any Performance Share Award to additional vesting and forfeiture conditions as it deems appropriate.

(c)   Objective Performance Goals. Formulae or Standards. The Committee shall establish the objective performance goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the Committee. Such performance goals may incorporate, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(d)   Dividends and Other Distributions. At the time of any award of Performance Shares, the Committee may, in its sole discretion, award an Eligible Employee or Consultant the right to receive the cash value of any dividends and other distributions that would have been received had the Eligible Employee or Consultant held each share of Common Stock referenced by the earned Performance Share Award from the last day of the first year of the Performance Period until the actual distribution to such Participant of the related share of Common Stock or cash value thereof. Such amounts, if awarded, shall be paid to the Participant as and when the shares of Common Stock or cash value thereof are distributed to such Participant and, at the discretion of the Committee, may be paid with interest from the first day of the second year of the Performance Period until such amounts and any earnings thereon are distributed. The applicable rate of interest shall be determined by the Committee in its sole discretion; provided, however, that for each fiscal year or pan thereof, the applicable interest rate shall not be greater than a rate equal to the four-year U.S. Government Treasury rate on the first day of each applicable fiscal year.

ARTICLE X

PERFORMANCE UNITS

10.1   Awards of Performance Units. Performance Units may be awarded either alone or in addition to other Awards granted under this Plan, The Committee shall, in its sole discretion, determine the Eligible Employees and Consultants to whom and the time or times at which such Performance Units shall be awarded, the duration of the period (the “Performance Cycle”) during which, and the conditions under which, a Participant’s right to Performance Units will be vested and the other terms and conditions of the Award in addition to those set forth in Section 10.2.

Performance Units shall be awarded in a dollar amount determined by the Committee and shall be converted for purposes of calculating growth in value to a referenced number of shares of Common Stock based on the Fair Market Value of shares of Common Stock on the date of grant.

Each Performance Unit shall be referenced to one share of Common Stock. Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Unit Award upon the attainment of objective performance goals established pursuant to Section 10.2(a) and such other non-performance based factors or criteria as the Committee may determine in its sole discretion. The cash value of any fractional Performance Unit Award subsequent to conversion to shares of Common Stock shall be treated as a dividend or other distribution under Section 10.2(e) to the extent any portion of the Performance Unit Award is earned.

10.2   Terms and Conditions. The Performance Units awarded pursuant to this Article 10 shall be subject to the following terms and conditions:

(a)   Performance Goals. The Committee shall establish the objective performance goals for the earnings of Performance Units based on a Performance Cycle applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Cycle or at such later date as determined by the Committee. Such performance goals may incorporate, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)   Vesting. At the expiration of the Performance Cycle, the Committee shall determine and certify in writing the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each Participant that have vested.

(c)   Payment. Subject to the applicable provisions of the Award Agreement and this Plan, at the expiration of the Performance Cycle, cash and/or shares of Common Stock (as the Committee may determine in its sole discretion at grant, or thereafter if no rights of a Participant are reduced) shall be delivered to the Participant in payment of the vested Performance Units covered by the Performance Unit Award. Notwithstanding the foregoing, except as may be set forth in the Award Agreement covering the Award, the Committee may, in its sole discretion, award an amount less than the earned Performance Unit Award and/or subject the payment of all or part of any Performance Unit Award to additional vesting and forfeiture conditions as it deems appropriate.

(d)   Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Unit Award and/or waive the deferral limitations for all or any part of such Award.

(e)   Dividends and Other Distributions, At the time of any Award of Performance Units, the Committee may, in its sole discretion, award an Eligible Employee or Consultant the right to receive the cash value of any dividends and other distributions that would have been received as though the Eligible Employee or Consultant had held each share of Common Stock referenced by the earned Performance Unit Award from the last day of the first year of the Performance Cycle until the actual distribution to such Participant of the related share of Common Stock or cash value thereof. Such amounts, if awarded, shall be paid to the Participant as and when the shares of Common Stock or cash value thereof are distributed to such Participant and, at the discretion of the Committee, may be paid with interest from the first day of the second year of the Performance Cycle until such amounts and any earnings thereon are distributed. The applicable rate of interest shall be determined by the Committee in its sole discretion; provided, however, that for each fiscal year or part thereof, the applicable interest rate shall not be greater than a rate equal to the four-year U.S. Government Treasury rate on the first day of each applicable fiscal year.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1   Other Awards. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

11.2   Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

(a)   Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)   Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article XI shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(c)   Vesting. Any Award under this Article XI and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d)   Waiver of Limitation. The Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article XI.

(e)   Price. Common Stock or Other Stock-Based Awards issued on a bonus basis under this Article XI may be issued for no cash consideration; Common Stock or Other Stock-Based Awards purchased pursuant to a purchase right awarded under this Article XI shall be priced as determined by the Committee. Subject to Section 4.3, the purchase price of shares of Common Stock or Other Stock-Based Awards may be zero and, to the extent not so permitted, such purchase price may not be less than par value. The purchase of shares of Common Stock or Other Stock-Based Awards may be made on either an after-tax or pre-tax basis, as determined by the Committee; provided, however, that if the purchase is made on a pre-tax basis, such purchase shall be made pursuant to a deferred compensation program established by the Committee, which will be deemed a part of this Plan.

ARTICLE XII

NON-TRANSFERABILITY AND TERMINATION OF

EMPLOYMENT/CONSULTANCY

12.1   Non-Transferability. No Stock Option, Stock Appreciation Right, Performance Unit, Performance Share or Other Stock-Based Award shall be Transferable by a Participant otherwise than by will or by the laws of descent and distribution. All Stock Options and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Tandem Stock Appreciation Rights shall be Transferable, to the extent permitted above, only with the underlying Stock Option. Shares of Restricted Stock under Article VIII may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Non-Qualified Stock Option granted pursuant to Article VI (other than a Non-Qualified Stock Option granted to a Non-Employee Director) that is otherwise not transferable pursuant to this Article XII is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

12.2   Termination of Employment or Termination of Consultancy. The following rules apply with respect to a Participant’s Termination of Employment or Termination of Consultancy unless otherwise determined by the Committee at grant or, so long as no rights of the Participant or Consultant are reduced, thereafter:

(a)   Rules Applicable to Stock Options and Stock Appreciation Rights.

(i)  Termination by Reason of Death. Disability or Retirement or Otherwise Other Than for Cause. If a Participant’s Termination of Employment or Termination of Consultancy is for any reason other than as described in section 12.2(a)(ii) below, all Stock Options and Stock Appreciation Rights held by such Participant may be exercised, to the extent exercisable at the Participant’s Termination of Employment or Termination of Consultancy, by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a ninety (90) day period from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated respective terms of such Stock Options and Stock Appreciation Rights. Any Stock Options and Stock Appreciation Rights that are not exercisable as of the date of any Termination of Employment or Termination of Consultancy shall terminate and become null and void upon any such termination.

(ii)  Termination for Cause. If a Participant’s Termination of Employment or Termination of Consultancy (A) is for Cause or (B) is a voluntary termination at any time after an event which would be grounds for a Termination of Employment or Termination of Consultancy for Cause, all Stock Options and Stock Appreciation Rights held by such Participant shall thereupon terminate and expire as of the date of such Termination of Employment or Termination of Consultancy.

(b)   Rules Applicable to Restricted Stock, Performance Shares and Performance Units. Subject to the applicable provisions of the applicable Award Agreement and this Plan, upon a Participant’s Termination of Employment or Termination of Consultancy for any reason during a Restriction Period, Performance Period, Performance Cycle or other period of restriction as may be applicable for a given Award, all Restricted Stock Performance Shares and Performance Units still subject to restriction or which have not yet been earned will vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant or thereafter.

(c)   Rules Applicable to Other Stock-Based Awards. Subject to the Award Agreement and this Plan, upon a Participant’s Termination of Employment or Termination of Consultancy for any reason during any period or restriction as may be applicable for a given Award, the Other Stock-Based Awards in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant or thereafter.

12.3   Termination of Directorship. Upon a Non-Employee Director’s Termination of Directorship for any reason, including, without limitation, resignation, failure to stand for reelection or failure to be reelected, all outstanding Stock Options exercisable and not exercised shall remain exercisable by the Participant or, in the case of death, by the Participant’s estate or by the person given authority to exercise such Stock Options by his or her will or by operation of law, at any time within a period of ninety (90) days from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option. Stock Options that were not exercisable as of the date of Termination of Directorship shall terminate and become null and void upon a Termination of Directorship.

ARTICLE XIII

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, the Board shall obtain shareholder approval for any amendment to the extent required by law.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIV

UNFUNDED PLAN

14.1   Unfunded Status of Plan. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE XV

GENERAL PROVISIONS

15.1   Legend. The Committee may require each person receiving shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer including, without limitation, the restrictions under a Management Subscription Agreement and/or the Retained Share Agreement.

All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, any applicable corporate law, and the applicable Management Subscription Agreement and/or Retained Share Agreement and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2   Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.3   No Right to Employment/Consultancy/Directorship. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or consultant any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate to terminate any such employment, consultancy or directorship at any time.

15.4   Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

Any such withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.5   Listing and Other Conditions.

(a)   Notwithstanding anything in this Plan to the contrary, shares of Common Stock awarded under this Plan shall be subject to the terms of an applicable Management Subscription Agreement and/or Retained Share Agreement.

(b)   If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)   Upon termination of any period of suspension under this Section 15.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

15.6   Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

15.7   Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

15.8   Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

15.9   Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

15.10   No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

15.11   Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

15.12   Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

15.13   Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board, subject to the approval of this Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware or such later date as provided in the adopting resolution.

ARTICLE XVII

TERM OF PLAN

No Award shall be granted pursuant to this Plan on or after the tenth anniversary of the earlier of the date this Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.